Exhibit 99.1

Bacterin Announces the Addition of Two Vice Presidents

BELGRADE, Mont.--(BUSINESS WIRE)— April 8, 2014-- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and coatings for medical applications, is pleased to announce the addition of Jimmy Bornheimer, Vice President of Finance, and Stephen Smith, Vice President of Regulatory and Quality Assurance. Both Mr. Bornheimer and Mr. Smith bring vast experience in their fields and fill new positions within Bacterin’s management team.

“Mr. Bornheimer and Mr. Smith bring extensive experience in their areas of expertise, and will fill key roles as Bacterin grows.” said Dan Goldberger, Bacterin President and CEO.

Mr. Bornheimer has over 25 years of experience in various senior level financial and business development roles with companies in the medical device industry. Prior to his appointment at Bacterin, he was Chief Financial Officer of Sound Surgical Technologies LLC which was acquired by Solta Medical Inc. in February of last year. Prior to that, he held a number of financial positions in his fifteen years with Pfizer Inc. in its Hospital Product Group Division. As Vice President of Finance, Mr. Bornheimer will report to John Gandolfo, the Company's Chief Financial Officer, and will have responsibility over the day-to-day financial activities for Bacterin as well as internal and SEC reporting.

Mr. Smith brings over 25 years of experience in senior regulatory and quality assurance positions in the medical device industry, including experience in tissue banking as well. His most recent position was Vice President of Regulatory Affairs and Quality Assurance for Sound Surgical Technologies LLC/Solta Medical. Prior to this position, Mr. Smith worked for AlloSource and Valleylab (Covidien). He has extensive knowledge pertaining to ISO 13485, FDA, and AATB regulatory requirements, guidelines, and standards. As Vice President of Regulatory and Quality Assurance for Bacterin, he will oversee Bacterin’s Regulatory and Quality department and Bacterin’s Quality System.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures, and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the Company’s ability to remain listed on the NYSE MKT; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.